EXHIBIT 3
CASEY CAPITAL, LLC, KC GAMMA OPPORTUNITY FUND, LP AND KEVIN M. CASEY (COLLECTIVELY, "CASEY CAPITAL") INTEND TO FILE WITH THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC") A DEFINITIVE PROXY STATEMENT AND ACCOMPANYING FORM OF PROXY CARD TO BE USED IN CONNECTION WITH THE SOLICITATION OF PROXIES BY CASEY CAPITAL (COLLECTIVELY, THE "PARTICIPANTS") FROM THE STOCKHOLDERS OF ESSEX RENTAL CORP. (THE "COMPANY") FOR USE AT THE COMPANY'S 2015 ANNUAL MEETING OF STOCKHOLDERS (THE "PROXY SOLICITATION"). ALL STOCKHOLDERS OF THE COMPANY ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE PROXY SOLICITATION, WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING ADDITIONAL INFORMATION RELATED TO THE PARTICIPANTS. WHEN COMPLETED, THE DEFINITIVE PROXY STATEMENT AND AN ACCOMPANYING PROXY CARD WILL BE FURNISHED TO SOME OR ALL OF THE COMPANY'S STOCKHOLDERS AND WILL BE, ALONG WITH OTHER RELEVANT DOCUMENTS, AVAILABLE AT NO CHARGE ON THE SEC'S WEBSITE AT HTTP://WWW.SEC.GOV. IN ADDITION, D.F. KING & CO., INC., CASEY CAPITAL'S PROXY SOLICITOR, WILL PROVIDE COPIES OF THE DEFINITIVE PROXY STATEMENT AND ACCOMPANYING PROXY CARD, WHEN AVAILABLE, WITHOUT CHARGE UPON REQUEST.

PARTICIPANTS

Casey Capital, LLC, KC Gamma Opportunity Fund, LP and Kevin M. Casey (collectively, the "Participants"), are anticipated to be, or may be deemed to be, participants in a solicitation of proxies from the stockholders of Essex Rental Corp. (the "Company") in connection with the 2015 annual meeting of stockholders (the "Proxy Solicitation").

The Participants currently include (i) Casey Capital, LLC ("Casey Capital"); (ii) KC Gamma Opportunity Fund, LP ("KC Gamma"); and (iii) Kevin M. Casey ("Mr. Casey"), who has agreed to serve on a slate of nominees proposed by the Participants for election as directors at the Company's 2015 annual meeting.

Casey Capital's principal business is to serve as an investment advisor, exempt from registration with the Securities and Exchange Commission (the "SEC") under the Investment Advisers Act of 1940, as amended, on behalf of various clients, including individuals and institutions. KC Gamma's principal business is to serve as a fund through which assets of its investors will be utilized to invest, hold and trade in securities and other financial instruments, including rights and options relating thereto. The principal occupation of Mr. Casey is serving as the managing member of Casey Capital, LLC and of Casey Capital Management, LLC, the general partner of KC Gamma.

The principal business address of Casey Capital, KC Gamma and Mr. Casey is 112 Rt. 39 North, Sherman, Connecticut 06784.

As of the close of business on March 31, 2015, the Participants may be deemed to beneficially own an aggregate of 1,461,634 shares of common stock, par value $0.0001 per share (the "Common Stock"), constituting approximately 5.9% of the Company's outstanding Common Stock. The aggregate number and percentage of shares of Common Stock reported herein are based upon the 24,935,000 shares of Common Stock outstanding as of March 28, 2015, as reported in the Company's Annual Report on Form 10-K for the period ended December 31, 2014, filed with the Securities and Exchange Commission on March 31, 2015.

Of the 1,461,634 shares of Common Stock beneficially owned (within the meaning of Rule 13d-3 under the Exchange Act) in the aggregate by the Participants: (a) all 1,461,634 shares of Common Stock may be deemed to be beneficially owned by Casey Capital and KC Gamma by virtue of investment management agreements; and (b) 1,461,634 shares of Common Stock may be deemed to be beneficially owned by Mr. Casey, a United States citizen, by virtue of his direct and indirect control of Casey Capital and KC Gamma.

As a result of the Proxy Solicitation, the Participants may be deemed to be a "group" pursuant to Rule 13d-5(b)(1) promulgated under the Securities Exchange Act of 1934, as amended. Collectively, the Participants may be deemed to beneficially own 1,461,634 shares of Common Stock, representing approximately 5.9% of the outstanding shares of Common Stock.